UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2005

Saul Centers, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-12254	52-1833074
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7501 Wisconsin Avenue, Suite 1500, Bethesda, Maryland	20814-6522
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(301) 986-6200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

In connection with the determination and awarding of annual bonuses for all Saul Centers, Inc. employees, on December 1, 2005, the Compensation Committee of the Board of Directors approved bonuses for the following named executive officers.

B. Francis Saul II	Chairman and Chief Executive Officer	$10,000
B. Francis Saul III	President	30,400
Christopher H. Netter	Senior Vice President, Leasing	43,500
Scott V. Schneider	Senior Vice President, Chief Financial Officer	43,500
John F. Collich	Senior Vice President, Retail Development	37,500

To determine the amount of the bonuses awarded to the named officers, the members of the Compensation Committee considered the performance of the Company over the past year, each officer’s individual contribution to the success of the Company, employment longevity and the amount of base compensation paid to such officers. The Compensation Committee also considered that the Chief Executive Officer and President also devote a portion of their time to managing other related entities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAUL CENTERS, INC.

By:	/s/ Scott V. Schneider
Name:	Scott V. Schneider
Title:	Senior Vice President and Chief Financial Officer

Dated: December 7, 2005